U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

OCTOBER 11, 2010
Date of Report (Date of earliest event Reported)

MESA LABORATORIES, INC.
(Exact Name of Small Business Issuer as Specified in its Charter)

Commission File Number: 0-11740

COLORADO (State or other Jurisdiction of Incorporation or Organization)	84-0872291 (I.R.S. Employer Identification No.)

12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO (Address of Principal Executive Offices)	80228 (Zip Code)

Issuer’s telephone number, including area code: (303) 987-8000

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mesa Laboratories, Inc., a supplier of instruments and consumables for manufacturing quality control applications, on October 11, 2010, announced the appointment of Mr. David M. Kelly to its Board of Directors.

Mr. Kelly was most recently with Matthews International Corporation, until his retirement in 2007, where he was Chairman of the Board, Chief Executive Officer, and President.  Prior to joining Matthews in 1995, Mr. Kelly was with Carrier Corporation for 23 years.  At Carrier, Mr. Kelly held a variety of executive positions, in the United States and in Asia, in marketing, finance, manufacturing and operations, including President of North America operations.  Mr. Kelly holds a BS degree in Physics from Boston College, an MS degree in Molecular Biophysics from Yale, and an MBA from Harvard Business School.  Mr. Kelly is also a member of the Board of Directors of Federated Investors, Inc. and Mestek, Inc.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)	Exhibits:

99.1 Press Release issued October 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA LABORATORIES, INC. (Issuer)

DATED: October 11, 2010	BY:	/s/ John J. Sullivan
John J. Sullivan, Ph.D. Chief Executive Officer, Treasurer and Chairman

INDEX TO EXHIBITS

Exhibit No. 99.1	Description Press release dated October 11, 2010	Method of Filing Filed herewith